UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

UGS Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123664	75-2728894
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Granite Parkway, Suite 600, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-987-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 8, 2005, UGS Corp. (the "Company") entered into a Separation Benefits Agreement and Release with Jim Milton, Executive Vice President, Global Sales and Services (the "Separation Agreement"). The terms of the Separation Agreement generally reflect those of other executives of the Company with similar agreements and includes the payment of one year’s base salary, coverage for COBRA benefits and relocation assistance. Mr. Milton has agreed not to compete with the Company for one year and not to solicit customers or employees for two years, and has agreed to release the Company from all claims he might have against it. The description set forth in this Item 1.01 is general in nature and is qualified in its entirety by reference to the full text of the Separation Benefits Agreement and Release filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Separation Benefits Agreement and Release, effective as of December 8, 2005, by and between UGS Corp. and Jim Milton

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGS Corp.

December 9, 2005	By:	/s/ Douglas E. Barnett

Name: Douglas E. Barnett
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Separation Benefits Agreement and Release, effective as of December 8, 2005, by and between UGS Corp. and Jim Milton